EXHIBIT 23.7

                       CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                           NATIONWIDE STAFFING, INC.


      The undersigned hereby consents to be named as a director of Nationwide Staffing, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: September 4, 1997


                                    By: /s/ PAUL L. MILLIGAN
                                            Paul L. Milligan